Exhibit 99.1

Level Brands Initiates Transaction with Two Brand Management Clients

Kure Corp. Announces Master Purchase Agreement with Retail Innovator SG Blocks for Strategic Kure Vape Pod™ to be Launched in 2018

CHARLOTTE, N.C., Dec. 12, 2017 /PRNewswire/ -- Level Brands, Inc. (NYSE American:LEVB), an innovative marketing and licensing company that provides bold, unconventional and socially responsible branding for leading businesses, announced today that it has initiated a transaction between two of its license and brand management clients, Kure Corp., one of America’s leading specialty vape retailers based in Charlotte, NC, and SG Blocks, Inc. (NASDAQ:SGBX), a leading designer, innovator and fabricator of container-based structures based in Brooklyn, NY. Kure has entered into a Master Purchase Agreement for the purchase of 100 SG Blocks’ repurposed shipping containers for its Kure Vape Pod™ initiative. The initial six SG Blocks’ containers are scheduled for delivery in the first quarter of 2018. It is anticipated that Kure will subsequently accelerate its draw down on its additional units of inventory once the initial Kure Vape Pods™ are operational and additional location sites are secured. Level Brands provided a $500,000 secured project finance facility to Kure to facilitate the completion of the initial development phase. Each of the premier Kure Vape Pod™ designs will utilize two of SG Blocks’ containers. Based upon the Master Services Agreement, if all 100 units are purchased, the total contract value is expected to exceed $3,750,000.

“Kure, led by its incredible CEO Craig Brewer, is a leader in the vaping lifestyle movement, which we believe is healthier than tobacco and traditional cigarettes, and SG Blocks is the foremost innovator and leader in the field of repurposed, container-based structures. The partnership between these two revolutionary industry leaders is the first of many such synergistic opportunities and is a great example of the disruptive thinking that drives Level Brands’ business philosophy,” says Kathy Ireland®, Chairman Emeritus and Chief Brand Strategist of Level Brands. “Level Brands is dedicated to propelling the world’s most disruptive brands, with the unique ability to leverage brands’ needs and capabilities, and to capitalize on those opportunities. The possibilities at Level Brands are truly exciting.”

“We are pleased to have brought together these two visionary clients, and we look forward to their future success and growth,” says Martin Sumichrast, President and CEO of Level Brands. “We believe the Kure-SG Blocks partnership will generate income to Level Brands at various points, from residual fees from SG Blocks, to license fees from Kure, and to project finance fees.”

“We are excited about this next growth phase for Kure, and our partnership with Paul Galvin and SG Blocks. This innovative, green building structure is a perfect fit for the Kure Vape Pod™,” says Craig Brewer, CEO of Kure Corp. “All of us at Kure have prided our success on delivering the country’s optimum high-end vape lifestyle experience. Kathy is an incredible leader, and her team’s business savvy and forward thinking vision is secondary to none. This cool new retail space will boast the same atmospheric, lounge-like, take-a-seat environment that has made our Kure Vaporiums™ a favored place for millennials to hang out and connect. Likewise, we are developing our new I’M1 e-Juice brand, which we will also hold to the same level as our Kure Vaporiums™.”

Tommy Meharey, Marine, Millennial, Father and Co-Founder of Ireland Men 1 (I'M1) with Kathy Ireland, notes that “According to statistics, the vaping industry will surpass $20 billion in revenues by 2022. I’M1, for millennial men and the women who love them, is another perfect opportunity for a license agreement, and we are thrilled to soon be launching the new I’M1 e-Juice brand with Kure.”

“Our collaboration with Level Brands is off to a great start, and we are pleased the company brought us together with Kure. We are experiencing increasing demand for our eco-friendly repurposed solutions, an important tenet for millennials, and we expect the Kure Vape Pods™ rollout to be met with great success,” says Paul M. Galvin, Chairman, Chief Executive and Founder of SG Blocks. “Additionally, I’m excited to be teamed with Level Brands, a company that is committed to social responsibility, with each partner, client, and licensee supporting its Millennium Development Goals to improve the condition of lives around the world.”

About Level Brands, Inc. (www.LevelBrands.com)
Level Brands creates bold, unconventional and socially responsible branding for leading businesses. With a focus on corporate brand management and consumer products marketing art, beauty, fashion, health & wellness including the beverage space, entertainment, and real estate. Licensed brand marketing is at the core of the Level Brand businesses: Ireland Men One or I'M1, for millennial men and the women who love them; Encore Endeavor One or EE1, corporate brand management and producer of experiential entertainment events and products across multiple platforms; kathy ireland® Health & Wellness; Beauty & Pin-Ups, Level Brands' hair care and disruptive women's products brand.

About KURE Corp (www.KUREsociety.com)
KURE Corp. ("KURE") is a private company based in Charlotte, North Carolina that specializes in the distribution of vaporizing pens, e-Juices, and related accessories through its specialty retail stores and online distribution. KURE's primary products are its distinct line of custom blended high-end flavored e-Juices, premium KURE brand vaporizers, as well as popular third party brands of advanced hardware and select eLiquids. All KURE products are available online and throughout its many store locations across the United States. KURE Vaporium™, KURE Society™, Kuriousity™, Kurators™ are all respective trademarks of KURE Corp. KURE's executives and principals are seasoned business entrepreneurs with decades individual expertise in taking start-ups from initial incubation to profitability. KURE's support staff has extensive product distribution and related industry experience. Its e-Juices can be purchased pre-bottled or freshly mixed by its staff of "Kurators", well trained and experienced mixologists who can "blend" over 500,000 unique flavors from the KURE Juice On Tap™ bar. These KURE e-Juices are skillfully blended and served while customers shop, lounge and enjoy a selection of coffees, beverages, and snacks or simply vape and mingle with other like-minded enthusiasts.

About SG Blocks, Inc. (www.sgblocks.com)
SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, which is then customized to client specifications.

About Ireland Men 1 (I’M1)
I'M1, for millennial men, and the women who love them, is a lifestyle brand ideal for men who take pride in their appearance, thrive on quality and value what matters.  I'M1 was co-founded by Kathy Ireland and Tommy Meharey - Marine, millennial father, global fashion model, concert producer, Vice President of kathy ireland® Weddings & Resorts, as well as the youngest Board of Directors member of kathy ireland® Worldwide.  The I’M1 license portfolio includes I'M1 Suits, bespoke, tailored offerings in partnership with André Phillipe; I'M1 Eyewear by Looseleaf; and I'M1 e-juice by Kure.  I'M1 is a subsidiary of Level Brands, Inc. (NYSE: LEVB)

Forward-Looking Statements
This press release may include ''forward-looking statements.'' To the extent that the information presented in this presentation discusses financial projections, information, or expectations about Level Brands, Inc.'s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' Although Level Brands, Inc. believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Level Brands, Inc.’s Offering Statement filed with the Securities and Exchange Commission (the "SEC") and Level Brands, Inc.’s SEC reports. Forward-looking statements speak only as of the date of the document in which they are contained, and Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:
MDC Group
Investor Relations:
David Castaneda
414.351.9758
IR@LevelBrands.com

Press Inquiries for Level Brands:
Susan Roush
805.624.7624
PR@LevelBrands.com

Press Inquiries for Kathy Ireland® /kathy ireland® Worldwide/ Kure Corp:
Rona Menashe
310.246.4600
rona@guttmanpr.com

Investor Relations for SG Blocks:
MZ North America
Chris Tyson
949-491-8235
chris.tyson@mzgroup.us

Media Inquiries for SG Blocks:
Rubenstein Public Relations
Kati Bergou
212-805-3014
kbergou@rubensteinpr.com

An artist rendering of an interior of one of the Vape Pods – source: Kure Corp.